LOAN MODIFICATION AGREEMENT

    THIS LOAN MODIFICATION AGREEMENT (this “Modification”) is entered into on January 30, 2019, by and between SOUTHSIDE BANK, a Texas state bank ("Lender") and COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company ("Borrower").

    WHEREAS, Borrower and Lender entered into a Construction Loan Agreement dated effective September 1, 2017 (the “Loan Agreement”) respecting a construction loan in the maximum principal amount of $36,759,000.00 for Borrower’s Project in Brazos County, Texas as therein described; and

    WHEREAS, the Loan is evidenced by a Promissory Note dated effective September 1, 2017 (the “Note”) in the maximum principal amount of $36,759,000.00;

WHEREAS, the Phase 1 Improvements are complete (as "Completion" is defined in Section 5(c) of the Loan Agreement); and

    WHEREAS, completion of the Phase 2 Improvements has been delayed; and

    WHEREAS, to accommodate the delay, Borrower and Lender now desire to amend the Loan Agreement as hereinafter set forth.

    NOW, THEREFORE, Borrower and Lender hereby represent, stipulate, covenant and agree as follows:

1.    Completion of Phase 2 Improvements. Borrower shall cause Phase 2 of the Project to be complete (as "Completion" is defined in Section 5(c) the Loan Agreement) on or before December 31, 2019. The Completion of Improvements deadline in Section 12(s) of the Loan Agreement is hereby extended to December 31, 2019. The continuance of construction requirement is Section 12(r) of the Loan Agreement is hereby amended to provide that its requirements apply to Phase 2 Improvements only after commencement of such Phase 2 Improvements.

2. Extension of Funding Deadline. The reference to "December 31, 2018" in the definition of "Advance(s)" set forth in the Note is hereby changed to December 31, 2019.

3.    Amendment of Phase 2 Funding. Section 1 of the Loan Agreement is hereby amended as follows:

    (i)    Section 1(b) is hereby amended to increase the total Phase 1 Funding from $25,288,231 to $27,650,731.00 (including tenant finish out improvements for Phase 1), leaving a total of $9,108,269.00 of Loan proceeds allocated to Phase 2 Improvements.

    (ii)     Section 1(c) is hereby deleted.

4.     Definition of DSC Period. The definition of DSC Period as set forth in the Loan Agreement is hereby amended and restated as follows:

“DSC Period: The initial DSC Period shall be the three month period ending on March 31, 2021; the second DSC Period shall be the six month period ending on June 30, 2021; the third DSC Period shall be the nine month period ending on September 30, 2021; the fourth DSC Period shall be the twelve month period ending on December 31, 2021; and thereafter the DSC Period shall be each trailing twelve (12) consecutive calendar month period ending on March 31, June 30, September 30 and December 31, respectively, of each calendar year.”
The references to March 31, 2020 in Sections 11(a) and 11(b) of the Loan Agreement (and in Schedule 1 to the Loan Agreement) are hereby amended to be March 31, 2021.
5.    Payment of Fees and Expenses. Upon demand by Lender, Borrower shall promptly pay, or reimburse Lender for, all reasonable legal fees and any other expenses incurred by Lender in connection with this Modification.

6.    Representations. Borrower represents and warrants to Lender that each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date of this Modification, as if made on the date of this Modification, except for any representations that are specifically limited to a specified date or time period prior to the date of this Modification.

7.    No Event of Default. Borrower represents and warrants to Lender that no Event of Default exists under the terms of the Loan Agreement, as amended hereby, and to the best of Borrower’s knowledge, there exist no facts or circumstances that, with the giving of notice and the expiration of any applicable cure period, would reasonably be expected to become an Event of Default.
8.    Ratification. Borrower and Lender hereby (i) ratify, adopt and reaffirm each of the terms and provisions of the Loan Agreement, the Note and the other documents evidencing or securing payment of the Loan, subject only to the modifications contained herein, and (ii) agree that no provisions of the documents evidencing or securing payment of the Loan have been waived.

9.    Defined Terms. Unless otherwise expressly provided herein, terms defined in the Loan Agreement shall have the same meaning when used in this Modification.

10.    Counterparts and Signatures. This Modification may be signed in multiple counterparts, all of which take together shall constitute a single document. Facsimile signatures are permissible and shall be as binding as original ink signatures.

11.    Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Loan Modification Agreement to be duly executed as of the month, day and year first stated above.

LENDER:

SOUTHSIDE BANK

By: /s/ Pam Cunningham
Pam Cunningham, Executive VP

BORROWER:

COLLEGE STATION 1892 PROPERTIES, L.L.C.,
a Texas limited liability company

By: /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

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